EXHIBIT (g)(iii)

Consent.

CONSENT

I hereby consent to the use of the Report found on pages 6-100 to 6-101 of the Government of Queensland’s Consolidated Financial Statements for the fiscal year ended June 30, 2015, hereby filed as Exhibit (c)(ix) to this Form 18-K/A to be filed and incorporated by reference in the Prospectus included in the Registration Statement dated December 10, 2009 filed by the Queensland Treasury Corporation and the Treasurer on behalf of the Government of Queensland with the United States Securities and Exchange Commission (File No. 333-147600).

By:	/s/ Andrew Greaves
Mr. Andrew Greaves
Auditor-General, State of Queensland

Date: 17 December, 2015